UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 5, 2023 (December 1, 2023)

APX ACQUISITION CORP. I

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41125	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

714 Westview Avenue Nashville, TN	37205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 465-5882

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one-half of one redeemable warrant	APXIU	The NASDAQ Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	APXI	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A ordinary share for $11.50 per share	APXIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, APx Acquisition Corp. I (the “Company”) has called an extraordinary general meeting of shareholders of the Company to be held at 10:00 a.m. Eastern Time on December 8, 2023 (the “Extraordinary Meeting”) for the sole purpose of considering and voting on, among other proposals, (i) a proposal to approve, by way of special resolution, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Articles Amendment”) to extend the date by which the Company has to consummate an initial business combination (the “Extension”) up to twelve (12) times for an additional one (1) month each time from December 9, 2023 (the “Termination Date”) to December 9, 2024 (such date, the “Extension Date”, and such proposal, the “Articles Extension Proposal”) and (ii) a proposal to amend the Investment Management Trust Agreement, dated as of December 6, 2021, by and between the Company and Continental Stock Transfer & Trust Company, to provide for the Extension to the Extension Date pursuant to the Articles Amendment (the “Trust Extension Proposal”). Each such proposal is described in more detail in the definitive proxy statement related to the Extraordinary Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 29, 2023 (the “Definitive Proxy Statement”).

The Company expects that the proceeds held in the trust account will continue to be invested in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, as determined by the Company, or in an interest bearing demand deposit account, until the earlier of: (i) the completion of the Company’s initial business combination, and (ii) the liquidation, and distribution of the proceeds from, the trust account.

On December 1, 2023, the Company issued a press release announcing that it had entered into a entered into a non-binding letter of intent for a proposed business combination (the “Business Combination”). The Company expects to announce additional details regarding the Business Combination, when a definitive business combination agreement is executed.

A copy of the accompanying press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the approval of certain shareholder proposals at the Extraordinary Meeting, the implementation of the Extension. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Definitive Proxy Statement, the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

The Definitive Proxy Statement has been mailed to the Company’s shareholders of record as of the record date for the Extraordinary Meeting. Investors and security holders of the Company are advised to read the Definitive Proxy Statement because it contains important information about the Extraordinary Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed by the Company with the SEC, without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to: Advantage Proxy, Inc., P.O. Box 10904, Yakima, WA 98909; Telephone—Toll Free: (866) 894-0536; Email: ksmith@advantageproxy.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposals to be considered and voted on at the Extraordinary Meeting. Information concerning the interests of the directors and executive officers of the Company is set forth in the Company’s most recent Annual Report on Form 10-K filed with the SEC. Additional information regarding participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Definitive Proxy Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 1, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2023

APX ACQUISITION CORP. I

By:	/s/ Kyle Bransfield
Name: Kyle Bransfield
Title: Chief Executive Officer